Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Lindsey with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.
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   Signature                           Title                                 Date
   ---------                           -----                                 ----
/s/ Sam Lindsey           Chairman of the Board and Chief Executive     September 11, 2000
                          Officer and Director

/s/ Greggory J. Kaiser    President, Secretary and Director             September 11, 2000

/s/ Mark A. Thomas        Director                                      September 11, 2000

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